UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39648 (Commission File Number)	85-2732947 (IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY (Address of principal executive offices)	10604 (Zip Code)

Registrant’s telephone number, including area code: (212) 554-5990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKYH	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2022, Sky Harbour Group Corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley”). Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right to sell to B. Riley, up to the lesser of (i) 10,000,000 newly issued shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations contained in the Purchase Agreement), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley under the Purchase Agreement.

Upon the initial satisfaction of the conditions to B. Riley’s purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by B. Riley of shares of Common Stock issued to it by the Company under the Purchase Agreement (the “Registration Statement”), which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion over the 36-month period from and after the Commencement, to direct B. Riley to purchase a specified amount of shares (each, a “Purchase”) not to exceed the lesser of (i) one million shares of Common Stock and (ii) 20% of the total aggregate number (or volume) of shares of Common Stock traded on the NYSE American LLC (“NYSE American”) during the Purchase Valuation Period (as defined below) (the lesser of these two amounts, the “Purchase Maximum Amount”) (and subject to certain additional limitations set forth in the Purchase Agreement) (the number of shares to be purchased giving effect to the Purchase Maximum Amount and all additional limitations, the “Purchase Share Amount”) by timely delivering written notice (the “Purchase Notice”) to B. Riley prior to the commencement of trading of the Common Stock on NYSE American on any trading day (the “Purchase Date”), so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than $1.00 (the “Threshold Price”) and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases (as defined below) by B. Riley under the Purchase Agreement have been received by B. Riley prior to the time such Purchase Notice is delivered by the Company to B. Riley.

The per share purchase price that B. Riley is required to pay in a Purchase effected by the Company pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock (the “VWAP”), during the full primary (or “regular”) trading session on NYSE American on the applicable Purchase Date, calculated in accordance with the Purchase Agreement, or, if the total aggregate volume of shares of Common Stock traded on NYSE American reaches an amount equal to the Purchase Share Amount divided by 20% (subject to certain adjustments) (the “Purchase Share Volume Maximum”) prior to the official close of the regular trading session on NYSE American on such Purchase Date, then the VWAP will be calculated only for the period beginning at the official open (or “commencement”) of the regular trading session and ending immediately at such time that the total aggregate volume of shares of Common Stock traded on NYSE American reaches the Purchase Share Volume Maximum for such Purchase (as applicable) (such period for each Purchase, the “Purchase Valuation Period”), less a fixed 3% discount to the VWAP for such Purchase Valuation Period. The calculation of (i) the total number (or volume) of shares of Common Stock traded on NYSE American for the Purchase Valuation Period and (ii) the VWAP for the Common Stock for the Purchase Valuation Period for a Purchase shall exclude each of the following transactions, to the extent they occur during such Purchase Valuation Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) all sales of Common Stock on the NYSE American for which the trading price of a share of Common Stock on NYSE American falls below the applicable minimum price threshold specified by the Company in the Purchase Notice for such Purchase (or if no such minimum price threshold is specified by the Company in the Purchase Notice, the minimum price threshold shall equal 75% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Purchase).

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to B. Riley. Actual sales of shares of Common Stock to B. Riley under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for its business and its operations.

In addition to the regular Purchases described above, if either (i) the Company does not effect a regular Purchase on a trading day that it otherwise could have selected as a Purchase Date for a regular Purchase pursuant to the Purchase Agreement (or the Company fails to timely deliver to B. Riley a Purchase Notice for a regular Purchase on such trading day) or (ii) the Company has timely delivered a Purchase Notice for a regular Purchase on a Purchase Date, and the Purchase Valuation Period for such Purchase has ended prior to 3:30 p.m., Eastern time, on such Purchase Date, then, in either case, the Company shall also have the right, but not the obligation, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct B. Riley to purchase, on such trading day (which may be the same Purchase Date as a regular Purchase) an additional specified amount of Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (i) one million shares of Common Stock and (ii) 20% of the total aggregate number or volume of shares of Common Stock actually traded on the NYSE American during the applicable Intraday Purchase Valuation Period (subject to certain adjustments) (the “Intraday Purchase Volume Maximum”), by the delivery to B. Riley of an irrevocable written purchase notice, after 10:00 a.m., Eastern time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period(s) (as defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended), and prior to 3:30 p.m., Eastern time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than $1.00 and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases by B. Riley under the Purchase Agreement have been received by B. Riley prior to the time such Intraday Purchase Notice is delivered by the Company to B. Riley.

The per share purchase price for the shares of Common Stock that the Company elects to sell to B. Riley in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, provided that the VWAP for such Intraday Purchase will be measured during the portion of the normal trading hours on NYSE American on the applicable Purchase Date that will begin 30 minutes after the latest of (i) the time of confirmation of B. Riley’s receipt of the applicable Intraday Purchase Notice, (ii) the time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended and (iii) the time that the Intraday Purchase Valuation Period (defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earlier of (x) 3:59 p.m., Eastern time, on such Purchase Date and (y) such time that the total aggregate volume of shares of Common Stock traded on NYSE American reaches the Intraday Purchase Share Amount to be purchased by B. Riley in such Intraday Purchase divided by 20% (calculated in accordance with the Purchase Agreement) (the “Intraday Purchase Share Volume Maximum”) (such period for each Intraday Purchase, the “Intraday Purchase Valuation Period”), less a fixed 3% discount to the VWAP for such Intraday Purchase Valuation Period. The calculation of (i) the total number (or volume) of shares of Common Stock traded on NYSE American during such Intraday Purchase Valuation Period and (ii) the VWAP for the Common Stock for the Intraday Purchase Valuation Period for an Intraday Purchase shall exclude all shares of Common Stock traded in any of the following transactions, to the extent they occur during such Intraday Purchase Valuation Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable); and (C) all sales of Common Stock on the NYSE American during such Intraday VWAP Purchase Period for which the trading price of a share of Common Stock on NYSE American falls below the applicable minimum price threshold specified by the Company in the Intraday Purchase Notice for such Intraday Purchase (or if no such minimum price threshold is specified by the Company in the Intraday Purchase Notice, the minimum price threshold shall equal 75% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Intraday Purchase).

There is no upper limit on the price per share that B. Riley could be obligated to pay for the Common Stock the Company may elect to sell to it in any Purchase or any Intraday Purchase under the Purchase Agreement. The purchase price per share of Common Stock that the Company may elect to sell to B. Riley in a Purchase and an Intraday Purchase under the Purchase Agreement will be equitably adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction occurring during the applicable Purchase Valuation Period for such Purchase or during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

Under the applicable NYSE American rules, in no event may the Company issue to B. Riley under the Purchase Agreement more than 11,420,253 shares of Common Stock, which number of shares is equal to approximately 19.99% of the combined shares of the Common Stock and the Company’s Class B common stock, par value $0.0001 per share outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules. The Exchange Cap is not applicable to issuances and sales of common stock pursuant to Purchases and Intraday Purchases that the Company may effect pursuant to the Purchase Agreement, to the extent such shares of common stock are sold in such Purchases and Intraday Purchases (as applicable) at a price equal to or in excess of the applicable “minimum price” (as defined in the applicable listing rules of the NYSE American) of the common stock, calculated at the time such Purchases and Intraday Purchases (as applicable) are effected by the Company under the Purchase Agreement, if any, as adjusted such that the Exchange Cap limitation would not apply under applicable NYSE American rules. Moreover, the Company may not issue or sell any shares of Common Stock to B. Riley under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Rule 13d-3 promulgated thereunder), would result in B. Riley beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to B. Riley. The Company intends to use the net proceeds from the equity credit line for investment in growth and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

B. Riley has agreed that none of B. Riley, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, (ii) the date on which B. Riley shall have purchased from the Company under the Purchase Agreement 10,000,000 shares of Common Stock, (iii) the date on which the Common Stock shall have failed to be listed or quoted on NYSE American or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for one trading day, (iv) the 30th trading day after the date on which the Company commences a voluntary bankruptcy proceeding or any third party commences a bankruptcy proceeding against the Company that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement upon ten business days’ prior written notice to B. Riley. B. Riley has the right to terminate the Purchase Agreement upon ten business days’ prior written notice to the Company upon the occurrence of certain events set forth in the Purchase Agreement. The Company and B. Riley may also agree to terminate the Purchase Agreement by mutual written consent. No termination of the Purchase Agreement will be effective until the fifth trading day immediately following the settlement date related to any pending Purchase that has not been fully settled in accordance with the Purchase Agreement. Neither the Company nor B. Riley may assign or transfer the Company’s respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement.

As consideration for B. Riley’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, the Company issued 25,000 shares of Common Stock to B. Riley (the “Initial Commitment Shares”). In addition, (i) upon the first Purchase effected by the Company pursuant to the Purchase Agreement (if any), the Company will issue 25,000 additional shares of Common Stock to B. Riley as Additional Commitment Shares (as defined in the Purchase Agreement), (ii) upon the Company’s receipt of total aggregate gross cash proceeds equal to $5,000,000 from B. Riley under the Purchase Agreement (if any), the Company will issue 25,000 additional shares of Common Stock to B. Riley as Additional Commitment Shares, and (iii) upon the Company’s receipt of total aggregate gross cash proceeds equal to $25,000,000 from B. Riley under the Purchase Agreement (if any), the Company will issue 25,000 additional shares of Common Stock to B. Riley as Additional Commitment Shares, totaling 100,000 shares of Common Stock (including the Initial Commitment Shares). Prior to the date of the Purchase Agreement, the Company paid B. Riley $25,000 as reimbursement for B. Riley’s reasonable legal fees and disbursements incurred in connection with the preparation, negotiation, execution and delivery of the transaction documents and legal due diligence.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, B. Riley represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to B. Riley in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of August 18, 2022, by and between Sky Harbour Group Corporation and B. Riley Principal Capital II, LLC.
10.2	Registration Rights Agreement, dated as of August 18, 2022, by and between Sky Harbour Group Corporation and B. Riley Principal Capital II, LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY HARBOUR GROUP CORPORATION

Dated: August 19, 2022	By:	/s/ Tal Keinan
Tal Keinan
Chief Executive Officer